Exhibit 10.37

Trade Financing 001

Letter of Credit Issuance Contract

(“this Contract”)

Contract No.: Jian An Xin Zheng [2009] Shun Cheng 002

Party A:

Henan Shuncheng Group Coal Coke Co., Ltd.

Legal Address: Southern Industrial Road, Tongye Town

Legal Representative (or the Principal): Wang Xinshun (王新顺)

Tel: 2959988
Fax: 2959988
Zip Code: 455141

Party B:

Henan Province Branch of China Construction Bank

Legal Address: Garden Road No. 80, Zhengzhou City

The Principal: Huibin Xu (许会斌)

Tel:
Fax:
Zip Code: 455003
F8 12-21

In order to strengthen the mutual cooperation between Party A and Party B on the import and export trade financing transactions, upon Party A’s application, Party B agrees to issue the credit for Party A under the terms and conditions of this Contract.  For the purpose of clarifying both Parties’ rights and obligations, based on both Parties’ consensus reached through mutual negotiations and according to relevant laws, regulations and rules, Party A and Party B hereby conclude this Contract for both Parties to abide by.

1.	Credit Amount
Upon Party A’s application, Party B shall issue an irrevocable documentary credit for Party A in an amount of Euro Two Hundred and Four Thousand (currency and amount in words) (“Credit Amount”) and the amount of over shipment shall not exceed 5% of the Credit Amount (“Over-shipment Amount”).

2.	Earnest Money
Party A commits that it shall deposit earnest money in a special account for receiving the earnest money it opened in Party B within one working day after signing this Contract according to Party B’s requirement, which serves as a pledge to secure Party B’s creditor’s right under this Contract.  The earnest money for issuing the credit is equal to 105% of the Credit Amount plus the Over-shipment Amount (if any) as defined in Article 1 above, that is, RMB Two Million Three Hundred Thousand (currency and amount in words) (“Earnest Money”).

Name of the Special Account for Receiving the Earnest Money: Henan Shuncheng Group Coal Coke Co., Ltd.
Account No.:
Interest for the Earnest Money: interest rate for current account

Within the pledge duration of the Earnest Money, Party A shall not withdraw, transfer or dispose of by any means the fund deposited in the special account for receiving the Earnest Money.

3.	Cost for Credit Issuance
The cost for credit issuance shall be collected in an amount of

1.5‰ of the Credit Amount.

For the cost arising after the credit issuance but unforeseeable when submitting the application for credit issuance, which shall be borne or paid by Party A according the Parties’ agreement or the banking industry’s common practice, Party B shall have the right to directly deduct the fund from the account opened by Party A in China Construction Bank’s system for such cost.

4.	Preconditions for Party B to Issue the Credit to Party A

Party B is obliged to issue the credit to Party A only upon the full satisfaction of all the following conditions, unless Party B waives all or part thereof:

4.1
Party A has already handled and completed all relevant formalities of approval, registration, delivery and insurance, as well as other statutory formalities under this Contract, in accordance with relevant laws and regulations.

4.2	The security to Party B’s satisfaction have become and remained effective.

4.3	Party A does not breach any provisions of this Contract.

4.4	Other conditions:
_____________________________________

_____________________________________

5.	Application of Uniform Customs and Practice for Documentary Credits (“UCP”)
Unless otherwise agreed by the Parties, Party A agrees Party B to handle the matters under the credit in accordance with applicable UCP of International Chamber of Commerce and the latest version thereof on the date when Party B issuing the irrevocable documentary credit, and Party A agrees to bear relevant obligations and liabilities arising therefrom.

6.	Issuance and Modification of the Credit
When applying with Party B to issue the credit, Party A shall provide the documents and materials in relation to the underlying contract according to Party B’s requirement, and shall ensure the above documents, materials, and the related underlying transaction to be true and legal.

Party B’s requirement that Party A shall provide the documents and materials in relation to the underlying contract shall not be interpreted as that Party B shall be responsible for the authenticity and legality of Party A’s transaction.

The content of the credit applied by Party A shall be subject to that of the actual credit issued by Party B.  Where any modification to the credit is required, Party A shall submit a credit modification application letter to Party B, and Party B will determine to conduct the modification or not as the case may be.  Party A shall ensure to pay all the expenses arising from the credit modification (including relevant banking expense that the overseas beneficiary refuses to bear).

Where the place in the application letter for credit issuance and in the application letter for credit modification is required to be written in English, it shall be filled out in English.  Where shall be in English while is filled out in Chinese, which results in any discrepancies, Party A shall bear all the liabilities arising therefrom.

Where there are any discrepancies resulting from ambiguous wording or illegibly handwriting or print in the credit application, credit modification application or other documents, Party A shall bear all the liabilities arising therefrom.

7.	Payment under the Credit
7.1
Party A shall advise Party B in writing to honour (pay/ accept/incur a deferred payment undertaking) or refuse to honour within the deadline provided in Party B’s advise note of the credit document; where Party A fails to advise Party B in writing within the prescribed deadline, Party B has the right to decide to honour or refuse to honour at its full discretion and Party A agree to undertake all the liabilities and consequences arising therefrom.

7.2
Where Party A determines the presentation under the credit is not a complying presentation and proposes to requests Party B not to honour, Party A shall provide to Party B a written request and explanation for not to honour within the deadline provided in the advise note of the credit document, listing all the discrepancies, and Party A shall return Party B all the documents and materials transferred by Party B.

7.3
Party B has the right to check the documents independently and to determine whether the presentation under the credit is complying or not at its full discretion.  Where Party B determines the presentation is not complying after its independent check, it has the right to determine how to deal with the discrepant document and whether to accept the discrepancies or not at its full discretion.  Party A’s acceptance of the discrepancies or not shall not affect Party B’s final determination on whether to accept the discrepancies or not.  Provided that Party B determines the presentation under the credit is complying, it may honour.

7.4
If the credit applied by Party A is a sight credit, and Party B determines the presentation constitutes a complying presentation or accepts the discrepancies as required by Party A, then Party A shall commit that it shall pay off all the payables to Party B within the deadline provided in the advise note of the credit document issued by Party B.

7.5
If the credit applied by Party A is a usance credit, and Party B determines the presentation constitutes a complying presentation or accepts the discrepancies as required by Party A, and based on which Party B has already honored, then Party A shall commit that it shall pay off all the payables to Party B before the due date of payment.

7.6
Party A shall commit to pay the following payments to Party B within the time limit required by Party B, including but not limited to, trade payables, relevant commission charge, tele-transmission cost and other costs under the credit, the interest on overdue payments, liquidated damages and compensations arising from Party B’s prepayment under the credit which shall be borne by Party A, any relevant banking expenses that the overseas beneficiary refuses to bear, all the expenses for the purpose of realizing Party B’s creditor’s rights (including but not limited to litigation cost, arbitration cost, property preservation cost, travelling expenses, enforcement expenses, appraisal cost, auction cost, notary cost, delivery cost, announcement cost, attorney cost).

8.	Disclaimer on Transmission and Translation
Party B assumes no liability or responsibility for the consequences arising out of delay, loss in transit, mutilation or other errors arising in the transmission of any messages or delivery of letters or documents.

Where Party B is obliged to honour or reimburse, even when the document has been lost in transit, Party A is still required to pay all the payables to Party B according to this Contract.

Party B assumes no liability or responsibility for errors in translation or interpretation of technical terms and may transmit credit terms without translating them.

9.	Disclaimer for Acts of an Instructed Party
Party B selecting and utilizing the services of other third parties for the purpose of giving effect to the instructions of Party A does so for the account and at the risk of Party A.

Party B assumes no liability or responsibility should the instructions it transmits to any other third party not be carried out correctly.

Party A shall be bound by and liable to indemnify Party B against all obligations and responsibilities imposed by foreign laws and usages.

10.	Underlying Contract Dispute or Credit Fraud
Where any dispute arising from the underlying contract on which the credit issuance is based or Party B suffers any loss due to a third party’s reason, Party A shall be liable for relevant indemnifications.

Where any dispute arises from the underlying contract in which the credit is involved or the credit fraud occurs, and if Party B, Party B’s nominated bank, Party B’s authorized person or confirmation bank has already honoured, or the negotiation bank has already negotiated, Party A shall commit to pay all the payables to Party B according to this Contract no matter whether the said dispute or credit fraud is settled or not.

11.	Other Rights and Obligations of the Parties
11.1
Unless otherwise agreed by the Parties, Party B has the right to select the advising bank, the negotiation bank and the confirmation bank for the credit, and has the right to entrust other third party to handle the matters related to the credit.

11.2	The RMB and foreign currency settlements under the credit applied by Party A shall be handled through Party B.

11.3
As requested by Party B, Party A shall provide true, lawful and effective financial statements and relevant information, as well as the information related to all its opening bank (such as, the names, account numbers, deposit balance, etc.).  Party A shall accept Party B’s supervision over its production, operation, and financial activities.  Party A shall not illegally withdraw its capital, transfer asset or take any other measures to evade its debt toward Party B.

11.4
Without Party B’s written consent, Party A shall not transfer its asset at low price or free of change, abate a debt of third party, or untimely exercise or waive to exercise its creditor’s rights or any other rights.

11.5
Where there is any change to Party A’s name, legal representative (or principal), legal address, business scope, registered capital, company’s (enterprise’s) articles of association or other registered items with Administration for Industry and Commerce, Party A shall notify Party B in writing within ____ working days after such change.

11.6
Where Party B honors an un-complying presentation according to Party A’s direction, or where Party B refuses to honor after both Party A and Party B determine that a presentation does not comply, Party A shall bear all the liabilities arising therefrom.

11.7
Party A shall not take advantage of affiliated transaction to evade the debts toward Party B; shall not take advantage of the fake contract concluded with its affiliates, to arbitrage banking fund or credit by means of discount or pledge of such claims as notes or accounts receivables, etc. without actual trade background in the bank.

11.8
If Party A is a group client, Party A shall timely report to Party B the information about its affiliated transactions concerning 10% of its net assets or more, including: (1) the affiliated relationships of all parties to the transaction; (2) the transaction project and transaction nature; (3) the amount of transaction or the corresponding proportion; and (4) the pricing policies (including the transactions with no amount or with symbolic amount).

12.	Liability for Breach of Contract and Remedies in Events which Jeopardizing Party B’s Creditor’s Right

12.1	The following events shall be deemed as Party A’s breach of contract:

(1)	Party A breaches any provisions of this Contract or any statutory duties.

(2)	Party A expresses explicitly or indicates by its conduct that it will not perform any of its obligations under this Contract.

12.2	The events which may jeopardize Party B’s creditor’s rights, include:

(1)
Party B shall regard it will jeopardize the security of the creditor’s rights under this Contract where any of the following events arise: Party A has any of contractual operation, trusteeship (take-over), leasing, shareholding system reform, reduction of registered capital, investment, joint operation, merger, acquisition, buy-up and reorganization, split-up, joint venture, filling (or being called for) for suspending business for rectification, filing for dissolution, being called for cancelled, filing (or being called for) for bankruptcy, or controlling shareholder/actual controller changes,  or transfer of material assets, production suspension, business close-down, being charged of high-rate fines by competent authorities, or the registration being cancelled, the business licenses being revoked, or being involved in significant legal disputes, or great difficulties in the production and business, or financial status deteriorating, or the legal representative or the major principals incapable of performing duties regularly.

(2)
Party B shall regard it will jeopardize the security of the creditor’s rights under this Contract where any of the following events arise: Party A fails to pay off other matured debts (including the matured debts towards the branches of China Construction Bank of all levels or the matured debts toward other third parties), Party A transfers the asset at low price or free of charge, abates a debt of a third party, is remiss in exercising its creditor’s right or other rights, or Party A provides security to a third party;

(3)
Party B shall regard it will jeopardize the security of the creditor’s rights under this Contract where Party A’s shareholder abuses the company’s legal person status or the shareholder’s limited liabilities for the purpose of evading debts.

(4)	Party B shall regard it will jeopardize the security of the creditor’s rights under this Contract in case the guarantor has any of the following events:

(i)	The guarantor breaches any provisions of the guarantee contract or any of its representation and warranty is false, incorrect or omitted.

(ii)
The guarantor has any of contractual operation, trusteeship (take-over), leasing, shareholding system reform, reduction of registered capital, investment, joint operation, merger, acquisition, buy-up and reorganization, split-up, joint venture, filling (or being called for) for suspending business for rectification, filing for dissolution, being called for cancelled, filing (or being called for) for bankruptcy, or controlling shareholder/actual controller changes,  or transfer of material assets, production suspension, business close-down, being charged of high-rate fines by competent authorities, or the registration being cancelled, the business licenses being revoked, or being involved in significant legal disputes, or great difficulties in the production and business, or financial status deteriorating, or the legal representative or the major principals incapable of performing duties regularly, which may impair the guarantor’s capability to undertake the guarantee.

(iii)	It is in any other circumstance which will or may cause it to lose its guarantee capability.

(5)	Party B shall regard it will jeopardize the security of the creditor’s rights under this Contract where the following events arises in respect to the mortgage and pledge:

(i)
The mortgaged property or the pledged property is damaged, lost or the value of which decreases caused by the third party’s action, the national collection, confiscation, expropriation, gratuitous withdrawal, demolition, vary of market conditions, or any other reasons.

(ii)
The mortgaged property or the pledged property is sealed up, withheld, frozen, transferred and deducted, liened, auctioned, supervised by the administrative authorities, or whose ownership is being in dispute.

(iii)	The mortgagor or the pledgor breaches any provisions of the mortgage or pledge contract or any of its representation and warranty is false, incorrect or omitted.

(iv)	Other circumstances which may jeopardize the realization of Party B’s mortgage right or pledge right.

(6)
Party B shall regard it will jeopardize the security of the creditor’s rights under this Contract where the security is not established, or does not come into effect, becomes invalid, is cancelled, is terminated, or the guarantor breaches contract or expresses explicitly or indicates by its conduct that it will not perform its guarantee obligations, or the guarantor losses all or part of its guarantee capabilities, or the value of the collateral decreases; or

(7)	Other circumstances which may jeopardize the security of the creditor’s right under this Contract regarded by Party B.

12.3	Where Party A breaches the contract or any circumstance which may jeopardize the security of Party B’s creditor’s rights occurs, Party B is entitled to exercise one or more of the following rights:

(1)
Where Party B makes any prepayment, Party B has the right to collect the interest on overdue payments according to the overdue loan rate as of the prepayment date; and the overdue loan rate is (1+50%)×normal loan rate.

(2)
For Party A’s payables, Party B has the right to directly transfer and deduct the fund from Party A’s account for receiving the earnest money opened in Party B, or from Party A’s other accounts opened in the system of China Construction Bank, or from Party A’s other receivables, to collect such payables.

(3)	Dispose of the documents and/or the goods under the credit.

(4)	Exercise its security rights;

(5)	Require Party A to supplement the earnest money or provide other types of security which can be recognized by Party B;

(6)	Other available measures according to the law.

13.	Miscellaneous
13.1	Expenses
Unless otherwise agreed by the Parties, the attorney’s fee, insurance, appraisal, registration, preservation, identification, notarization, etc. under this Contract or in relation to the security under this Contract shall be borne by Party A.

All the actual expenses for the purpose of realizing Party B’s creditor’s rights (including but not limited to litigation cost, arbitration cost, property preservation cost, travelling expenses, enforcement expenses, appraisal cost, auction cost, notary cost, delivery cost, announcement cost, attorney cost, etc.) shall all be borne by Party A.

13.2	Fund Transfer and Deduction for the Payables
For all the payables of Party A under this Contract, Party B is entitled to forcibly transfer or deduct the fund (in RMB or other currency) in the account opened by Party A in the system of China Construction Bank to collect such payables without notifying Party A in advance.  Where any foreign exchange settlement and purchase formality or foreign exchange sale and purchase formality is required, Party A is obliged to assist Party B to handle it and relevant exchange rate risk shall be borne by Party A.

13.3	Usage of Party A’s Information
Party A shall agree Party B to check Party A’s credit status from the credit data base established upon the approval of People’s Bank of China and other competent credit departments or from other relevant units or departments, and shall agree Party B to submit Party A’s information to the credit data base established upon the approval of People’s Bank of China and other competent credit departments.  Party A shall also agree Party B can use and disclose Party A’s information reasonably according to its business demand.

13.4	Collection by Announcement
Party B is entitled to announce to relevant departments or units and to conduct the collection by announcement through the media against Party A’s breach of contract.

13.5	Evidential Effect of Party B’s Record
Unless there is any reliable and definite evidence to the contrary, Party B’s internal financial records related to the principal, interest, costs, repayment, etc., and any document, certificate and Party B’s collection record and certificate made or kept by Party B arising from Party A’s handling of the principal and interest repayment transactions, shall constitute an effective evidence certifying the definite debtor-creditor relationship between Party A and Party B.  Party A shall not raise any objection by the excuse that the aforesaid records, recordation, document and certificate are made unilaterally by Party B.

13.6	Non-waiver
Party B’s rights under this Contract shall not affect and preclude its rights under the applicable laws and regulations and under other contracts.  Any tolerance, allowance, preference to any of breach of contract or any delay, or the delay in exercising any right under this Contract shall not be regarded as a waiver to the rights and interests under this Contract or as a permission or recognition to any breach of contract, nor shall limit, preclude or impede the continuing exercise of such right or any other rights, nor shall cause Party B to undertake obligations and liabilities toward Party A.

13.7
In addition to the debt under this Contract, where Party A has any other due debt toward Party B, Party B has the right forcibly transfer or deduct the fund (in RMB or other currency) in the account opened by Party A in the system of China Construction Bank, which will be firstly used to pay off any due debt, and Party A shall agree not to raise any objection.

13.8
Party A shall notify Party B immediately in writing upon any change of Party A’s mail address or contact methods, and any losses arising from untimely notification shall be borne by Party A on its own.

13.9
This Contract shall be interpreted and the true intention of the provisions thereof shall be determined according to the purpose for concluding this Contract, terms and expressions used in this Contract, the contents of the relevant provisions of this Contract, the transaction practices, the international practices (including but not limited to the applicable UCP of International Chamber of Commerce and the latest version thereof on the date when Party B issuing the irrevocable documentary credit ) and the principle of good faith.

13.10
The application letter for the documentary credit issuance, the application letter for credit modification and other relevant documents submitted by Party A to Party B shall be the integral parts of this Contract, which shall have the same legal effect with this Contract.

13.11
According to the business demand, Party B is entitled to authorize other branches of China Construction Bank to exercise and perform the rights and obligations under this Contract, and Party A shall agree Party B’s such authorization.

13.12	Dispute Settlement
Any dispute arising out from the performance of this Contract can be settled by negotiations, if no agreement can be reached after the negotiation, the said dispute shall be settled through (2) provided below:
(1)	File a lawsuit to the People’s Court where Party B is located.

(2)
Submit the dispute to Zhengzhou Arbitration Committee (Anyang Tribunal) for arbitration (in Anyang Municipality) in accordance with its applicable rules.  The arbitration award is final and binding on the Parties.

During the litigation or arbitration proceedings, other provisions of this Contract which is not being disputed shall be performed as well.

13.13	Effectiveness
This Contract shall become effect after the following conditions are fully satisfied:

(1)	This Contract has been signed and stamped by Party A’s legal representative (or principal) or authorized representative;

(2)
This Contract has been signed and stamped by Party B’s principal or authorized representative; where Party B authorizes its subordinated branch to sign this Contract, and then this Contract has been signed and stamped by the principal of such branch.

14.	This Contract has three original copies.

15.	Other Provisions

(1)	Where there is any discrepancy between this Contract and the “Commitment Letter for Import Credit Transaction” issued by Party A before signing this Contract, this Contract shall prevail.

(2)	Party B authorizes Anyang Branch of China Construction Bank Stock Limited Company to sign and stamp this Contract on its behalf.

(3)
Party A and Party B agree that, Party A shall perform its obligations under this Contract towards Anyang Branch of China Construction Bank Stock Limited Company, where Party A fails to perform its obligations toward Anyang Branch of China Construction Bank Stock Limited Company or fails to perform its obligations according to this Contract, Party A shall be held liable for breach of contract.

(4)	Where any damages incurred to Party B arising from Party A’s breach of contract, Anyang Branch of China Construction Bank Stock Limited Company is entitled to directly claim against Party A.

16.	Representation

(1)	Party A is clearly aware of Party B’s business scope and authorizations.

(2)
Party A has already read all the provisions of this Contract.  Upon Party A’s request, Party B has already provided explanations to this Contract accordingly.  Party A has being clearly aware of and fully understand all the provisions of this Contract and the correspondent legal consequences thereof.

(3)
Party A’s execution and performance of this Contract is in compliance with the applicable laws, administrative regulation and rules and Party A’s articles of association or internal organization documents, and has already been approved by Party A’s internal authority and/or national competent authorities.

Party A (Stamp):
Henan Shuncheng Group Coal Coke Co., Ltd
Signed by the Legal Representative (Principal) or Authorized Representatives: /s/ Wang Xinshun
Date: _ day _ month _year

Party B (Stamp):
Anyang Branch of China Construction Bank
Signed by the Principal or Authorized Representative: [illegible]
Date: _ day _ month _year